EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of RMG Acquisition Corp. dated as of February 12, 2019 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 15, 2019

LINDEN CAPITAL L.P.
By:	Linden GP LLC, its general partner
	By:	/s/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN GP LLC
By:	/s/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN ADVISORS LP
By:	/s/ Saul Ahn
Saul Ahn,
General Counsel

/s/ Siu Min Wong
SIU MIN WONG